Exhibit 23-c

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included or incorporated by reference under the headings “Item 3. Legal Proceedings,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data” in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended September 30, 2006, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose

S-3	333-134409	Registration of convertible notes,
guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees

Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit

Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit

Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock

Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock

Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Charles E. Bates

Charles E. Bates

Date: November 17, 2006